Exhibit 1.1
15,200,000 SHARES
SANDRIDGE ENERGY, INC.
COMMON STOCK
UNDERWRITING AGREEMENT
April 23, 2009
Morgan Stanley & Co. Incorporated
As Representative of the several
   Underwriters named in Schedule 1 hereto
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     SandRidge Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”), and the Company’s Chairman, President and Chief Executive Officer, Tom L. Ward (the “Selling Shareholder”), proposes to sell to the several Underwriters, an aggregate of 15,200,000 shares of the common stock, par value $0.001 per share, of the Company (the “Firm Shares”), of which 12,200,000 shares are to be issued and sold by the Company and 3,000,000 shares are to be sold by the Selling Shareholder.
     The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,280,000 shares of its common stock, par value $0.001 per share, (the “Additional Shares”) if and to the extent that you, as manager of the offering, shall have determined to exercise the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the “Sellers.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-158554), including a prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. Such registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Company Registration Statement”, and the related prospectus covering the Shelf Securities dated April 13, 2009 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Company Basic Prospectus.”

     The Company has also filed with the Commission a registration statement (File No. 333-158556), including a prospectus, on Form S-3, relating to 47,776,451 shares of common stock, par value $0.001 per share (the “Secondary Shares”), of the Company, which may be offered for sale by the selling shareholders named in such prospectus. Such registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Selling Shareholder Registration Statement” (together with Company Registration Statement, the “Registration Statements”), and the related prospectus covering the Secondary Shares dated April 13, 2009 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Selling Shareholder Basic Prospectus” (together with the Company Basic Prospectus, the “Basic Prospectus”).
     The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Pricing Disclosure Package” means the preliminary prospectus together with the information set forth in Schedule 3 hereto, “Applicable Time” means 6:00 p.m. (New York City time) on the date of this Agreement, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Pricing Disclosure Package” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
          1. Representations, Warranties and Agreements of the Company and the Selling Shareholder.
     A. The Company represents, warrants and agrees that:
     (a) No Stop Order; Automatic Shelf Registration Statements. Each Registration Statement has become effective; no stop order suspending the effectiveness of either Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. Each Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use each Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of either Registration Statement as an automatic shelf registration statement.
     (b) Company Not Ineligible Issuer. The Company was not at the time of initial filing of each Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405).
     (c) Compliance with Registration Requirements. The Registration Statements conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statements filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.
     (d) The Registration Statements. The Registration Statements did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statements in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).
     (e) The Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).
     (f) The Pricing Disclosure Package. As of the Applicable Time, the Pricing Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for the inclusion therein, which information is specified in Section 8(f).

     (g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Shares will not be required to be filed pursuant to the Rules and Regulations.
     (h) No Integration. None of the Company or any of its subsidiaries has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Shares in a manner that would require registration of such offer or sale of such securities under the Securities Act.
     (i) Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated in this Agreement).
     (j) Statements in Prospectus. The statements in the Prospectus under the headings “Description of Capital Stock” and “Certain U.S. Tax Consequences to Non-U.S. Holders” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (k) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (l) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters pursuant to this Agreement on the Initial Delivery Date or any Subsequent Delivery Date, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

     (m) Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Prospectus, and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in any Company Additional Written Communication.
     (n) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.
     (o) Outstanding Capital Stock. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or similar rights of any stockholder of the Company.
     (p) No Convertible Stock. Except as otherwise disclosed in the Pricing Disclosure Package, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any             shares of such stock.
     (q) No Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects (other than as a result of developments affecting the oil and gas industry generally), whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no cash dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
     (r) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act.
     (s) Preparation of the Financial Statements. The consolidated financial statements of the Company included in the Pricing Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.
     (t) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has power and authority (corporate or otherwise) to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under each of this Agreement and the Shares. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock, or similar equity interest, of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that the Senior Credit Facility, dated November 21, 2006, by and among SandRidge Energy, Inc. (as successor by merger to Riata Energy, Inc.) and Bank of America, N.A., as Administrative Agent and Banc of America Securities LLC as Lead Arranger and Book Running Manager, as amended, (the “Credit Facility”) is secured by a negative pledge on any of the Company’s non-mortgage properties.
     (u) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by laws (or other applicable organizational document), (ii) is (or, with the giving of notice or lapse of time, would be) in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Facility), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clause (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.
     The Company’s execution, delivery and performance of this Agreement, the issuance and delivery of the Shares and the consummation of the transactions contemplated hereby and thereby and by the Prospectus (i) have been duly authorized by all necessary action (corporate or otherwise) and will not result in any violation of the charter or by laws (or other applicable organizational document) of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or the issuance and delivery of the Shares, or the consummation of the transactions contemplated hereby and thereby and by the Prospectus, except for such as have been obtained or made by the Company and are in full force and effect under the Securities Act, and applicable state securities or blue sky laws.
     (v) No Material Actions or Proceedings. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.
     (w) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that would reasonably be expected to have a Material Adverse Effect.
     (x) Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property Rights”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Pricing Disclosure Package and the Prospectus to be conducted except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Pricing Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property Rights owned by the Company; (b) to the Company’s knowledge there is no material infringement by third parties of any such Intellectual Property Rights owned by or exclusively licensed to the Company; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property Rights; and (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any material patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
     (y) All Necessary Permits, etc. The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
     (z) Title to Properties. Each of the Company and its subsidiaries has (i) generally satisfactory title to its oil and gas properties, title investigations having been carried out by the Company or its subsidiaries in accordance with the practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate, (ii) good and marketable title to all other real property owned by it (including pipeline easement rights) to the extent necessary to carry on its business, and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties, by the Company and its subsidiaries, considered as one enterprise; and all of the easements, leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds or uses properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the easements, leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession or use of the easement or leased or subleased premises.
     (aa) Condition of Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the plants, buildings, structures and equipment owned by the Company are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of plants, buildings and other structures, are structurally sound.
     (bb) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company has made appropriate provisions in the financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined except to the extent it would not have a Material Adverse Effect.
     (cc) Company Not an “Investment Company”. The Company is not, and, after receipt of payment for the Shares and application of the proceeds as described under “Use of Proceeds” in the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (dd) Insurance. Each of the Company and its subsidiaries are insured by recognized, and to the knowledge of the Company, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance, in all material respects, with the terms of such policies and instruments; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has, in the past three years, been refused any insurance coverage sought or applied for.
     (ee) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in stabilization transactions as described in the Prospectus.
     (ff) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
     (gg) Internal Controls. The Company maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting control sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (hh) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (ii) Compliance with Environmental Laws. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect.
     (jj) Independent Petroleum Engineers. DeGolyer and MacNaughton, whose reports as of December 31, 2006, 2007 and 2008, are referenced in the Prospectus, was, as of the date of such reports, and is, as of the date hereof, an independent petroleum engineer with respect to the SandRidge CO2, LLC (f/k/a PetroSource Energy Company, L.P.). Netherland, Sewell & Associates Inc., whose reports as of December 31, 2006, 2007 and 2008, are referenced in the Prospectus, was as of December 31, 2006, 2007 and

2008, and is, as of the date hereof, an independent petroleum engineer with respect to the Company (excluding SandRidge CO2 f/k/a PetroSource Energy Company, L.P.). The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to DeGolyer and MacNaughton and Netherland, Sewell & Associates Inc. for purposes of reviewing the reserve reports and estimates of the Company and preparing the letters (the “Reserve Report Letters”) of DeGolyer and MacNaughton and Netherland, Sewell & Associates Inc., including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; estimates of such reserves and present values as described in the Prospectus and reflected in the Reserve Report Letters comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.
     (kk) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be disclosed in an annual report on Form 10-K which is not so disclosed in the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.
     (ll) Lending Relationship. Except as disclosed in the Pricing Disclosure Package and the Prospectus, to its knowledge, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.
     (mm) No Default in Senior Indebtedness. No event of default exists under the Credit Facility.
     (nn) Exclusive Agreement. The Company has not paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company (expect as contemplated in this Agreement).
     (oo) Brokers. Except for certain fees payable to the Underwriter in connection with the offering, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (pp) New York Stock Exchange Listing. The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

     (qq) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (rr) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ss) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or , to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (tt) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (uu) The Entity represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter in connection with this offering shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.
     B. The Selling Shareholder represents, warrants and covenants to the Underwriter as follows:
     (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.
     (b) Title to Shares to be Sold; All Authorizations Obtained. The Selling Shareholder is, and on the Closing Date will be, the record and beneficial owner of the Shares to be sold by the Selling Shareholder hereunder free and clear of all liens, encumbrances, equities and claims, and, assuming that the Underwriters purchase such Shares without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon sale and delivery of, and payment for, such securities, as provided herein, the Underwriters will own the Shares, free and clear of all liens, encumbrances, equities and claims whatsoever. The Selling Shareholder has the legal right and power, and all authorizations and approvals required by law to enter into this Agreement, to sell, transfer and deliver all of the Shares which may be sold by the Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.
     (c) Delivery of the Shares to be Sold. Delivery of the Shares which are sold by the Selling Shareholder pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any adverse claim (within the meaning of Section 8-105 of the UCC).
     (d) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement (i) will not conflict with or constitute a breach of, or Default under, any other agreement or instrument to which the Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, and (ii) will not result in any violation of any statute, law, regulation, order or decree applicable to the Selling Shareholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Shareholder or its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by the Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the FINRA.
     (e) No Further Consents, etc. No consent, approval or waiver is required under any instrument or agreement to which the Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Shareholder under this Agreement or the consummation by the Selling Shareholder of any of the other transactions contemplated hereby.
     (f) Disclosure Made by The Selling Shareholder in the Prospectus. All information furnished by or on behalf of the Selling Shareholder in writing expressly for use in the Pricing Disclosure Package and the Prospectus is, on the date hereof and on the Closing Date will be, true, correct, and complete in all material respects, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. The Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite the Selling Shareholder’s name in the Pricing Disclosure Package and the Prospectus under the caption “Selling Stockholder” (both prior to and after giving effect to the sale of the Shares).
     (g) No Price Stabilization or Manipulation. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     Any certificate signed by the Selling Shareholder and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.
          2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 12,200,000 Firm Shares and the Selling Shareholder agrees to sell 3,000,000 Firm Shares to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase the number of shares of Firm Shares set forth opposite its name on Schedule 1.
          In addition, the Company grants to the Underwriters an option to purchase the Option Shares. Such option is exercisable in the event that the Underwriters sell more shares of

Common Stock than the number of Firm Shares in the offering and as set forth in Section 4 hereof.
          The price of both the Firm Shares and any Option Shares purchased by the Underwriters shall be $7.46 per share.
          The Company shall not be obligated to deliver any of the Firm Shares or Option Shares to be delivered on the applicable Delivery Date, except upon payment for all such Shares to be purchased on such Delivery Date as provided herein.
          3. Offering of Shares by the Underwriters. Upon authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions to be set forth in the Prospectus.
          4. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Shares shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Shares through the facilities of DTC unless the Representative shall otherwise instruct.
          The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part at any one time by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Shares as to which the option is being exercised, the names in which the shares of Option Shares are to be registered, the denominations in which the shares of Option Shares are to be issued and the date and time, as determined by the Representative, when the shares of Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised (unless such date is postponed pursuant to Section 9 hereof). Each date and time the shares of Option Shares are delivered is sometimes referred to as a “Subsequent Delivery Date” and the Initial Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a “Delivery Date.”
          Delivery of the Option Shares by the Company and payment for the Option Shares by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Shares Delivery Date, the Company shall deliver or cause to be delivered the Option Shares to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Shares being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Shares through the facilities of DTC unless the Representative shall otherwise instruct.
          5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:
     (i) Securities Act Compliance. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statements or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statements or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statements, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) Copies of Amendments and Supplements to the Registration Statements. To furnish promptly to the Representative and to counsel for the Underwriters a copy of the executed Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (iii) Delivery of the Registration Statements and the Prospectus. To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (iv) Amendments and Supplements to the Registration Statements. To file promptly with the Commission any amendment or supplement to each Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;
     (v) Representative’s Review of Proposed Amendments and Supplements. Prior to filing with the Commission any amendment or supplement to either Registration Statement or the Prospectus to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing which consent shall be provided promptly and shall not be unreasonably withheld;
     (vi) Permitted Free Writing Prospectuses. Not to make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;
     (vii) Copies of Issuer Free Writing Prospectuses. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statements, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (viii) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries

(which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);
     (ix) Blue Sky Compliance. Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of Canada and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (x) Agreement Not to Offer or Sell Additional Shares. For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Shares, shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans or the offer of shares in connection with any acquisition), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than (i) any registration statement on Form S-8, (ii) the shelf registration statements on Form S-3 (File Nos. 333-158554 or 333-158556) or any amendment thereto) and (iii) any registration statement filed pursuant to registration rights outstanding on the date hereof or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule 2 hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A-1 or A-2 hereto, as the case may be (the “Lock-Up Agreements”); and
     (xi) Use of Proceeds. To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus.

          (b) Permitted Issuer Information. Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
          6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares; (b) the preparation, printing and filing under the Securities Act of the Registration Statements (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statements (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) any required review by the NASD of the terms of sale of the Shares (including related fees and expenses of counsel to the Underwriters in an amount that, taken together with any fees and expenses of counsel to the Underwriters pursuant to clause (g), is not greater than $30,000; (f) the listing of the Shares on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in an amount that, taken together with any fees and expenses of counsel to the Underwriters pursuant to clause (e), is not greater than the amount specified in clause (e)); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada (often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic roadshow and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.
          7. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Initial Delivery Date and, with respect to the Option Shares, any Subsequent Delivery Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Initial Delivery Date as though then made and, with respect to the Option Shares, as of the related Subsequent Delivery Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. The Representative shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated the date hereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (b) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Initial Delivery Date and, with respect to the Option Shares, any Subsequent Delivery Date:
     (i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and
     (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 7 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Pricing Disclosure Package and the Prospectus; and
     (c) Opinion of Counsel for the Company. On each of the Initial Delivery Date and any Subsequent Delivery Date, the Representative shall have received the favorable opinion of (i) Vinson & Elkins LLP, counsel for the Company, dated as of such Delivery Date, the form of which is attached as Exhibit B-1, (ii) Richard J. Gognat, Senior Vice President—Legal and General Counsel of the Company, dated as of such Delivery Date, the form of which is attached as Exhibit B-2 and (iii) Crowe & Dunlevy, counsel for the Selling Shareholder, dated as of such Delivery Date, the form of which is attached as Exhibit B-3.
     (d) Opinion of Counsel for the Underwriters. On each of the Initial Delivery Date and any Subsequent Delivery Date, the Representative shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated as of such Delivery Date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the issuance and sale of the Shares, the most recent Preliminary Prospectus and Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) Officers’ Certificate. On each of the Initial Delivery Date and any Subsequent Delivery Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Delivery Date, to the effect that the signers of such certificate have reviewed the most recent Preliminary Prospectus, the Prospectus, any amendments or supplements thereto, the Disclosure Package and this Agreement, to the effect set forth in subsection (b)(ii) of this Section 7, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to such Delivery Date, there has not occurred any Material Adverse Change;
     (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Delivery Date with the same force and effect as though expressly made on and as of such Delivery Date; and
     (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.
     (f) CFO’s Certificate. On each of the Initial Delivery Date and any Subsequent Delivery Date, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such Delivery Date, to the effect that:
     (i) the signer of such certificate has reviewed the unaudited consolidated financial statements of the Company and its subsidiaries for January and February of both 2008 and 2009;
     (ii) no financial statements as of any date or for any period subsequent to February 28, 2009 are available; and
     (iii) nothing has come to the signer’s attention that would cause him to believe that (excluding the impact of any adjustments related to income taxes, fair value of derivatives and adoption of FAS 157-2) for the period from January 1, 2009 to February 28, 2009 there were any decreases, as compared with the corresponding period in the preceding year, in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases, or decreases that the Registration Statements discloses have occurred or may occur..:
     (g) Bring-down Comfort Letter. On each of the Initial Delivery Date and any Subsequent Delivery Date, the Representative shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, letters dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 7, except that the final cut-off date shall be updated for the carrying out of procedures to no more than three business days prior to the Initial Delivery Date or any Subsequent Delivery Date, as the case may be.
     (h) Lock-Up Agreement from Certain Stockholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A-1 hereto from each of the stockholders and executive officers and directors of the Company named on Schedule 2 other than Mr. Tom L. Ward and in the form of Exhibit A-2 with respect to Mr. Tom L. Ward and such agreements shall be in full force and effect on each of the Initial Delivery Date and any Subsequent Delivery Date.
     (i) Engineers’ Comfort Letters. On the date hereof, the Representative shall have received from each of DeGolyer and MacNaughton and Netherland, Sewell & Associates Inc., independent petroleum engineers, a letter dated the date hereof addressed to the Underwriters, in form and substance that is satisfactory to the Representative.
     (j) Ratings Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.
     (k) Additional Documents. On or before each of the Initial Delivery Date and any Subsequent Delivery Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
          If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Initial Delivery Date and, with respect to the Option Shares, at any time prior to the applicable Subsequent Delivery Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 8 and Section 11 shall at all times be effective and shall survive such termination.
     8. Indemnification and Contribution.
     (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, either Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, either Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b) The Selling Shareholder shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, either Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any Non-Prospectus Road Show or (E) any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Selling Shareholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Shareholder relating to such Selling Shareholder specifically for use therein or contained in a representation or warranty given by such Selling Shareholder in this Agreement, it being understood and agreed that the only such information furnished by any Selling Shareholder consists solely of the Selling Shareholder’s name, number of shares of the Company’s Common Stock held by the Selling Shareholder before and after the Offering and plan to sell its Firm Shares pursuant to this Agreement; provided, further, that, in the event (i) an Indemnified Person shall obtain a final non-appealable judicial judgment, order or decree against the Company for amounts payable by the Company to such Indemnified Person pursuant to this Section 8 which judgment has been and remains unstayed, unsatisfied and undischarged for a period of 90 days or more or (ii) a final, non-appealable judicial judgment, order or decree shall be entered against any Indemnified Person with respect to which such Indemnified Person is entitled to indemnity by or contribution from the Company pursuant to this Section 8 or such Indemnified Person shall have entered into any settlement agreement with respect to any action or proceeding for which such Indemnified Person is entitled to indemnity by or contribution from the Company pursuant to this Section 8 and such Indemnified Person shall have made a demand upon the Company to satisfy the obligations with respect to such judgment or settlement, as the case may be, which demand remains unsatisfied for a period of 90 days or more, then the foregoing provision shall not apply; provided, further, that, in all cases, the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the aggregate net proceeds (before expenses) to the Selling Shareholder from the sale of Firm Shares sold by the Selling Shareholder hereunder.
     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, the Selling Shareholder and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee, the Selling Shareholder or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability or a failure to act as to the indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party (which for purposes of this Section 8(e) does not include the Selling Shareholder, whose obligations for contribution shall be governed by Section 8(b)) shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Shares underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.
     (f) The Underwriters severally confirm and the Company and the Selling Shareholder each acknowledges and agrees that the statements regarding the concession and reallowance figures, the paragraphs relating to stabilization and the sentence relating to discretionary sales by the Underwriters and the payment of certain commissions by investors appearing under the caption “Underwriting” and on the cover page in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, either Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
          9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of shares of the Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Shares that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Shares Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases shares that a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
          10. Termination. On or after the Applicable Time, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading in securities generally on either the New York Stock Exchange shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Disclosure Package or the Final Prospectus or to enforce contracts for the sale of securities.
          11. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement (other than Section 9 or Section 10), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
          12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the

Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
          14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     If to the Underwriters:
Morgan Stanley & Co.
Incorporated
1585 Broadway
New York, New York 10036
Facsimile:
Attention: Syndicate Department
     with a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Facsimile: 212-450-3674
Attention: Richard D. Truesdell, Jr.
     If to the Company:
SandRidge Energy, Inc.

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
Facsimile: 405-429-5983
Attention: General Counsel
     with a copy to:
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Facsimile: 713-615-5962
Attention: James M. Prince
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.
          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.
          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, SandRidge Energy, Inc.
By:	/s/ Richard J. Gognat
	Name:	Richard J. Gognat
	Title:	Senior Vice President

/s/ Tom L. Ward
Tom L. Ward

Accepted:
Morgan Stanley & Co.
     Incorporated
For itself and as Representative
of the several Underwriters named
in Schedule 1 hereto

By:	/s/ Kenneth G. Pott Name: Kenneth G. Pott
Title: Managing Director

SCHEDULE 1

Number of Firm
Underwriter	Shares
Morgan Stanley & Co. Incorporated	13,680,005
Howard Weil Incorporated	506,665
Simmons & Company International	506,665
Tudor, Pickering, Holt & Co. Securities, Inc.	506,665

15,200,000

SCHEDULE 2
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors
Bill Gilliland
Dan Jordan
Roy T. Oliver, Jr.
Stuart W. Ray
D. Dwight Scott
Jeffrey Serota
Officers
Tom L. Ward
Dirk M. Van Doren
Matthew K. Grubb
Todd N. Tipton
Rodney E. Johnson
Richard J. Gognat
Thomas L. Winton
Mary L. Whitson
Randall D. Cooley
Kevin R. White
Stockholders
Ares Corporate Opportunities Fund II, L.P.
Ares SandRidge, L.P.

Ares SandRidge 892 Investors, L.P.
GSO Capital Partners

SCHEDULE 3
1. Press release dated April 23, 2009 relating to the Company’s operational developments (as attached)
2. Pricing term sheet dated April 23, 2009 (as attached)

EXHIBIT A-1
LOCK-UP LETTER AGREEMENT
Morgan Stanley & Co.
          Incorporated
As Representative of the several
   Underwriters named in Schedule 1,
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of SandRidge Energy, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Morgan Stanley & Co., Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date of the Prospectus relating to the Offering and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).
     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, if the Offering shall not have commenced by April 30, 2009, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
[Signature page follows]

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:

EXHIBIT A-2
LOCK-UP LETTER AGREEMENT
Morgan Stanley & Co.
          Incorporated
As Representative of the several
   Underwriters named in Schedule 1,
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of SandRidge Energy, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Morgan Stanley & Co., Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date of the Prospectus relating to the Offering and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”); provided, however, that the undersigned shall be permitted to effect any transfer pursuant to (i) any loan or similar agreement in effect on the date hereof, as amended from time to time, or any successor to any such agreement, or (ii) that certain Amended and Restated Warrant to Purchase Common Stock of SandRidge Energy, Inc., dated December 31, 2008, given by the undersigned and TLW Properties, LLC in favor of Pooled CIT Investments, L.L.C., as amended from time to time.

     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, if the Offering shall not have commenced by April 30, 2009, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
[Signature page follows]

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:

EXHIBIT B-1
FORM OF OPINION OF ISSUER’S COUNSEL
          Opinion of Vinson & Elkins LLP, counsel for the Company, to be delivered pursuant to Section 7(c) of the Underwriting Agreement.
          References to the Final Prospectus in this Exhibit B-1 include any supplements thereto at the Initial Delivery Date.
     (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.
     (ii) The Company’s authorized capitalization is as set forth in the Final Prospectus. The Shares conform in all material respects to the descriptions thereof set forth in the Final Prospectus.
     (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (iv) The Shares to be purchased by the Underwriters from the Company pursuant to the Underwriting Agreement have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company to the Underwriters pursuant to the Underwriting Agreement on the Initial Delivery Date or any Subsequent Delivery Date, will be validly issued, fully paid and non-assessable.
     (v) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the Certificate of Incorporation or Bylaws of the Company or the Delaware General Corporations Laws, other than preemptive rights that are barred by the statute of limitations.
     (vi) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder, including the issuance of the Shares (other than performance by the Company of its obligations under the indemnification and contribution sections of the Underwriting Agreement, as to which no opinion need be rendered) (i) will not result in any violation of the provisions of the Certificate of Incorporation or Bylaws (or other applicable organizational document) of the Company; (ii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, the Senior Credit Facility, dated November 21, 2006, by and among SandRidge Energy, Inc. (as successor by merger to Riata Energy, Inc.) and Bank of America, N.A., as Administrative Agent and Banc of America Securities LLC as Lead Arranger and Book Running Manager, as amended; or (iii) to the best knowledge of such counsel, will not result in any violation of any statute, law, rule, judgment, regulation, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; except in the case of clause (ii) and (iii), such breaches, defaults and violations that would not reasonably be expected to have a Material Adverse Effect; provided however, we express no opinion in this paragraph (vi) with respect to federal or state securities laws or blue sky laws, rules or regulations or any state or federal anti-fraud statute, rule or regulation.
     (vii) The Company is not, and after receipt of payment for the Shares and the application of the proceeds as contemplated under the caption “Use of Proceeds” in the Final Prospectus will not be, an “investment company” within the meaning of Investment Company Act.
     (viii) The statements in the Final Prospectus under the headings “Description of Capital Stock” and “Certain U.S. Tax Consequences to Non-U.S. Holders,” insofar as such statements summarize legal matters, legal agreements or legal conclusions discussed therein, fairly present in all material respects such legal matters, legal agreements or legal conclusions.
     (ix) The Registration Statements were declared effective under the Securities Act as of the date and time specified in such opinion, and the Prospectuses were filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein. To such counsel’s knowledge, no stop order suspending the effectiveness of either Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     (x) (A) Each Registration Statement, on the Effective Date and on the applicable Delivery Date, and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained in or omitted from the Registration Statements or the Prospectus.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Final Prospectus, and any supplements or amendments thereto, and related matters were discussed. Although such counsel has made certain additional inquiries and investigations in connection with the preparation of the Registration Statements, Preliminary Prospectus and Final Prospectus, it is not passing on and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Prospectus (other than as specified in paragraphs (ii) and (ix) above). On the basis of the foregoing, no information has come to their attention which would lead them to believe:
     (a) either Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

     (b) the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or
     (c) the most recent Preliminary Prospectus, as of the Applicable Time, together with the information included on Schedule 3 of the Underwriting Agreement and together with any Issuer Free Writing Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to the financial statements and schedules and other financial or accounting data derived therefrom and the oil and gas reserve data contained in or omitted from the Registration Statements, the Prospectus or the most recent Preliminary Prospectus.
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Initial Delivery Date or any Subsequent Delivery Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

EXHIBIT B-2
FORM OF OPINION OF COMPANY’S COUNSEL
          Opinion of Richard J. Gognat, Senior Vice President —Legal and General Counsel for the Company to be delivered pursuant to Section 7(c) of the Underwriting Agreement.
          References to the Final Prospectus in this Exhibit B-2 include any supplements thereto at the Initial Delivery Date.
     (i) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under the Underwriting Agreement.
     (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect.
     (iii) The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and, to such counsel’s knowledge, neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.
     (iv) After due inquiry, such counsel does not know of any legal or governmental actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement. After due inquiry, such counsel does not know of any existing or, to the best of such counsel’s knowledge, threatened or pending, material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company.

     (v) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter, by-laws or other organizational document, as the case may be
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Initial Delivery Date or any Subsequent Delivery Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

EXHIBIT B-3
FORM OF OPINION OF SELLING SHAREHOLDER’S COUNSEL
          Opinion of Crowe & Dunlevy, counsel for the Selling Shareholder, to be delivered pursuant to Section 7(c) of the Underwriting Agreement.
     (i) The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Shareholder.
     (ii) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Selling Shareholder or, to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;
     (iii) The Selling Shareholder has valid title to, or a valid security entitlement in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and the Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares;
     (iv) Delivery of stock certificates representing the Shares to be sold by the Selling Shareholder, endorsed to the Underwriters and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim; and [Note: This version of the opinion is to be used for Shares delivered by the Selling Shareholders in certificated form.]
     (v) Upon payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (a) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (b) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC)

to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC. [Note: This version of the opinion is to be used for Shares delivered by the Selling Shareholder through DTC without ever being registered directly in the name of the Underwriters.]